Exhibit 10.4

NOTE MODIFICATION AGREEMENT

THIS NOTE MODIFICATION AGREEMENT dated as of June 5, 2020 (“this Agreement”), is entered into by REGIONS BANK, an Alabama banking corporation (the “Bank”) and each of the undersigned (collectively, the “Borrowers”).

Recitals

A. The Borrowers have executed a certain Second Amended and Restated Note in favor of the Bank dated April 16, 2020 (the “Note”).

B. The Borrowers have requested the Bank consent to a modification of the Note as provided below. The Bank has agreed to such modification of the Note, provided the Borrowers execute this Agreement.

Agreement

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual agreement of the parties hereto, the parties hereto hereby agree as follows:

1. The first sentence in the third paragraph of the Note is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

“Principal and all accrued and unpaid interest hereunder shall be due and payable on July 18, 2021 (the “Maturity Date”), unless otherwise due earlier pursuant to the terms hereof.”

2. Notwithstanding the execution of this Agreement, the Note shall remain in full force and effect, as modified hereby; and nothing herein contained and nothing done pursuant hereto shall be construed to release, satisfy, discharge, terminate or otherwise affect or impair in any manner whatsoever (a) the validity or enforceability of the indebtedness evidenced by the Note, except as expressly modified hereby; (b) the lien, security interest, security title, assignment or conveyance of any collateral securing the Note, or the priority thereof; (c) the liability of any maker, endorser, surety, guarantor or any party or parties whatsoever who may now or hereafter be liable under or on account of the Note; or (d) any other security or instrument held by the Bank now or hereafter as security for or evidence of the above-described indebtedness or any thereof.

3. This Agreement shall be binding upon the successors and assigns of the parties hereto.

4. This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama.

5. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same agreement.

IN WITNESS WHEREOF, the Bank and the Borrowers have executed this Agreement as of the day and year first above written.

 BANK:

 REGIONS BANK

By: /s/ Cory D. Guillory
Name: Cory D. Guillory
Title: Director and SVP

BORROWERS:

HIBBETT SPORTS, INC.
HIBBETT SPORTING GOODS, INC.
HIBBETT WHOLESALE, INC.
HIBBETT DIGITAL MANAGEMENT, LLC
GIFT CARD SERVICES, LLC
HIBBETT HOLDINGS, LLC
CITY GEAR, LLC

By: /s/ Michael E. Longo
Name: Michael E. Longo
Title: President and CEO

End of Exhibit 10.4